Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT (this “Amendment”) to that certain Employment Agreement by and between Mega Matrix Corp., (f/k/a AeroCentury Corp.), a Delaware corporation (the “Company”) and Florence Ng (the “Employee”), dated October 1, 2021, as amended on November 1, 2021 (the “Original Employment Agreement”), is entered into as of March 25, 2022.

WHEREAS, the Company and Employee are parties to the Original Employment Agreement; and

WHEREAS, the Company and Employee hereto desire to amend the Original Employment Agreement in order to reflect Employee’s appointment as Chief Operating Officer of the Company, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

1. Defined Terms. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Original Employment Agreement.

2. Amendment to the Original Employment Agreement.

a. The first clause of the recitals to the Original Employment Agreement is hereby amended and restated in its entirety as follows:

“WHEREAS, the Company believes that Employee possesses the necessary qualifications and abilities to serve as Chief Operating Officer of the Company (“COO”) and to serve as a director (“Director”) of the Board of Director of the Company (the “Board.”)”

b. All references to the defined term “VP” are replaced with the term “COO.”

3. Acknowledgement. Employee acknowledges and agrees that she has carefully read this Amendment in its entirety, fully understands and agrees to its terms and provisions and intends and agrees that it be final and legally binding on Employee and the Company.

4. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of California without giving effect to the principles of conflicts of laws.

5. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original and, all of which taken together constitute one and the same amendment.

6. Incorporation. The operative provisions of this Amendment shall be deemed to be a part of the Original Employment Agreement as if originally provided therein. Except as expressly provided in this Amendment, all of the terms and provisions of the Original Employment Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties.

7. Date of Effectiveness. This Amendment will be deemed effective as of the date first written above (the “Effective Date”).

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

MEGA MATRIX CORP.

By:	/s/ Yucheng Hu
	Name:	Yucheng Hu
	Title:	CEO and Chairman

EMPLOYEE

By:	/s/ Florence Ng
	Name:	Florence Ng